UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(347) 323-9581

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 7.01 Regulation FD Disclosure.

We have launched the EVEREST Token for use within the company’s developing Web3 enabled ecosystem. EVEREST is an ERC20 token with contract address 0xD8Ac7ac1b906f7DdC431129b279Dc68edBF300aA on Etherscan.io

The token website with whitepaper and additional details are now live https://www.theEVERESTtoken.com. An initial liquidity pool is planned for the decentralized crypto trading protocol Uniswap that will be live as early as next week.

The EVEREST Token is our first step towards connecting shareholders and users to the fast approaching Web3 and IoT revolution. Short-term plans include development of wellness focused and community driven brands in the beverage and natural health markets under the “FOMO” brand which is under trademark notice of allowance by the USPTO.

Using EVEREST Tokens in Web3 enabled checkouts will provide a wide range of benefits to the holders including discounts, early access to new releases, and more. EVEREST will combine with NFT technologies and other blockchain innovations to drive the most exciting new decentralized health and wellness brands on the market.

Exhibit No.	Description
99.1	Himalaya Technologies, Inc. Press Release – January 08, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 8, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer